Exhibit 10.2
PSYCHIATRIC SOLUTIONS, INC.
2010 LONG-TERM EQUITY COMPENSATION PLAN
     The 2010 Long-Term Equity Compensation Plan (the “Plan”) of Psychiatric Solutions, Inc. (the “Company”) will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Company’s executive officers and certain key employees (together, the “Eligible Employees”) will be eligible to participate in the Plan.
1.	Equity Awards.
(a)	The Committee, in its sole discretion, may grant stock options to the Eligible Employees to purchase a number of shares of Common Stock not to exceed 1.5% of the Company’s aggregate total of issued and outstanding shares of Common Stock as of the grant date, the exact number to be determined in the sole discretion of the Committee. The stock options shall vest and become exercisable over four years, with 25% vesting on each anniversary of the date of grant over the next four years.

(b)	The Committee, in its sole discretion, may also grant to the Eligible Employees a number of shares of restricted Common Stock not to exceed 1.5% of the Company’s aggregate total of issued and outstanding shares of Common Stock as of the grant date, the exact number to be determined in the sole discretion of the Committee; provided that each share of restricted Common Stock granted under the 2010 Plan shall be counted as 2.5 shares of Common Stock for the purpose of the number of shares eligible to be granted to participants. Any restricted stock awards shall vest over four years, with 25% vesting on each anniversary date of the date of grant over the next four years provided the Company’s adjusted EPS for its 2010 fiscal year (the “Current Year EPS”) exceeds the Company’s budgeted EPS for its 2010 fiscal year. If the Company’s Current Year EPS does not exceed the Company’s budgeted EPS for its 2010 fiscal year, all restricted stock awards granted under the Plan shall be forfeited. The Committee shall certify whether the performance criteria was met prior to March 31, 2011.
2.	Allocation of Equity Awards. The Committee shall meet with the Company’s Chief Executive Officer on or before March 31, 2010 to determine the allocation of the equity awards to the Eligible Employees.
3.	Vesting and Terms of Equity Awards. Any equity awards granted pursuant to the Plan shall be issued under the Company’s Equity Incentive Plan and subject to all of the terms and conditions of the Company’s Equity Incentive Plan and the Company’s Executive Performance Incentive Plan.